Exhibit 99.1

ENERGY TRANSFER LP ANNOUNCES PRICING OF $1.75 BILLION OF JUNIOR SUBORDINATED NOTES

DALLAS—July 6, 2026—Energy Transfer LP (NYSE: ET) today announced the pricing of its offering of $650,000,000 aggregate principal amount of Series 2026A junior subordinated notes due 2057 (the “Series 2026A notes”) and $1,100,000,000 aggregate principal amount of Series 2026B junior subordinated notes due 2057 (the “Series 2026B notes,” and together with the Series 2026A notes, the “junior subordinated notes”) each at prices to the public of 100.000% of their face value. Initially, the Series 2026A notes will bear interest at an annual rate of 6.550% and the Series 2026B notes will bear interest at an annual rate of 6.700%.

The sale of the junior subordinated notes is expected to settle on July 20, 2026, subject to the satisfaction of customary closing conditions. Energy Transfer intends to use the net proceeds of approximately $1,732,500,000 (before offering expenses) from the junior subordinated notes offering to redeem all of its outstanding 6.500% Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (the “Series H Preferred Units”), which are redeemable during the redemption period commencing August 15, 2026, to refinance existing indebtedness, including to repay commercial paper and borrowings under its revolving credit facility, and for general partnership purposes. This press release does not constitute a notice of redemption with respect to the Series H Preferred Units, and nothing contained herein shall constitute, or be deemed to constitute, a notice of redemption of the Series H Preferred Units. Notice of redemption with respect to the Series H Preferred Units will be issued at a later date, and such units will be redeemed during the redemption period, which commences August 15, 2026.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, TD Securities (USA) LLC, and Truist Securities, Inc. are acting as joint book-running managers for the junior subordinated notes offering. The offering of the junior subordinated notes is being made pursuant to an effective shelf registration statement and prospectus filed by Energy Transfer with the Securities and Exchange Commission (“SEC”). The offering of the junior subordinated notes may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, copies of which may be obtained from the following addresses:

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Telephone: 1-800-831-9146

Email: prospectus@citi.com

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

Attention: Investment Grade Syndicate Desk

Fax: 1-212-834-6081

PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor

Pittsburgh, Pennsylvania 15222

Attention: Debt Capital Markets Fixed Income

Telephone: 1-855-881-0697

Email: pnccmprospectus@pnc.com

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Attention: DCM-Transaction Advisory

Telephone: 1-855-495-9846

Truist Securities, Inc.

740 Battery Avenue SE, 3rd Floor

Atlanta, Georgia 30339

Attention: Prospectus Department

Email: Truistsecurities.Prospectus@Truist.com

Telephone: 1-800-685-4786

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Energy Transfer LP (NYSE: ET) owns and operates one of the largest and most diversified portfolios of energy assets in the United States, with approximately 140,000 miles of pipeline and associated energy infrastructure. Energy Transfer’s strategic network spans 44 states with assets in all of the major U.S. production basins. Energy Transfer is a publicly traded limited partnership with core operations that include complementary natural gas midstream, intrastate and interstate transportation and storage assets; crude oil, natural gas liquids (“NGL”) and refined product transportation and terminalling assets; and NGL fractionation. Energy Transfer also owns the general partner interests, the incentive distribution rights and approximately 28 million common units (representing 15% of the aggregate outstanding common units and Class D units) of Sunoco LP (NYSE: SUN), the managing member interests in SunocoCorp LLC (NYSE: SUNC), and the general partner interests and approximately 46 million common units (representing 32% of the outstanding common units) of USA Compression Partners, LP (NYSE: USAC).

Forward-Looking Statements

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Energy Transfer, and a variety of risks that could cause results to differ materially from those expected by management of Energy Transfer. Important information about issues that could cause actual results to differ materially from those expected by management of Energy Transfer can be found in Energy Transfer’s public periodic filings with the SEC, including its Annual Report on Form 10-K. Energy Transfer undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Energy Transfer LP

Investor Relations:

Bill Baerg

Brent Ratliff

Lyndsay Hannah

214-981-0795

Media Relations:

Vicki Granado

214-840-5820